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                                                                     Exhibit 21


                                  SUBSIDIARIES
                                  ------------


Domestic Subsidiaries of the Company:
-------------------------------------

   Name of Subsidiary                              State of Incorporation
   ------------------                              ----------------------

   PCT International, Inc.                               Delaware

   Flavors Holdings, Inc.                                Delaware

   Pneumo Abex Corporation                               Delaware

   Concord Pacific Corporation                           Maine

   EVD Holdings Inc.                                     Delaware

Foreign Subsidiaries of the Company:
------------------------------------

   Name of Subsidiary                                    Jurisdiction
   ------------------                                    ------------

   Mafco Establishment                                   Liechtenstein

   EVD Holdings S.A.                                     France

   Extraits Vegetaux Et Derives, S.A.                    France

   Xianyang Concord National Products Co. Ltd.           Peoples Rep. of China

   Mafco Weihai Green Industry of Science and
     Technology Co. Ltd. (50% owned)                     Peoples Rep. of China

   Rishmac Produce & Export Co. (45% owned)              Iran

   Boam Produce (Europe) Est. (45% owned)                Liechtenstein